EXHIBIT 10.5

AUDIT COMMITTEE CHARTER

POPE MGP, Inc.

September 10, 1999

I.                                         PURPOSE

The primary function of the Audit Committee (“Committee”) is to assist the Board of Directors of Pope MGP, Inc. in fulfilling its oversight responsibilities for Pope Resources and its subsidiaries (the “Partnership”) with respect to the following:

•                  Accounting and financial reporting.

•                  Assessment and management of risk and the related internal control environment, and

•                  Compliance with laws and regulations.

In fulfilling its responsibilities, the Committee will:

•                  Serve as an independent and objective party to monitor the Partnership’s financial reporting process and internal control system,

•                  Review and evaluate the audit efforts of the independent accountants and the Partnership’s internal audit activities,

•                  Facilitate an open avenue of communication among the independent accountants, internal audit, and the Board of Directors.

The Committee will have the complete and unrestricted authority to conduct investigations into any matters within the Committee’s scope of responsibilities.  The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.                                     COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

Number of Directors:  The Committee shall be comprised of three or more directors as determined by the Board.

Independence of Directors:  Each member of the Committee shall, to the extent possible, be an independent director.  A director shall be considered “independent” if he or she is free from any relationship that may interfere with the exercise of his or her independence from management and the Partnership or independent judgment as a member of the Committee.

Committee Member Qualifications:  All members of the Committee shall have a working familiarity with basic finance and accounting practices.

Appointment of Committee Members:  The Members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their resignation, removal, or replacement.  A Chair shall be elected by the full Board.

Meeting Frequency:  The Committee shall meet at least three times annually in regularly scheduled meetings.  The Committee shall also meet at other times as necessary to discharge its responsibilities and as circumstances dictate.  Meetings of the Committee may be in person or telephonically.

Meeting Attendees:  In addition to Committee Members, the Committee may ask that members of Partnership management or the Partnership’s independent accountants be present at Committee meetings.  [Note:  At present the Partnership does not have a formally established internal audit function.  On occasion, financial management personnel perform reviews or procedures that emulate this function.  As such, the Committee may ask that personnel performing such internal audit functions be present at Committee meetings.  “Internal audit” as used herein is understood to cover that function in broad terms, whether formally or informally established.]

Private Communications:  Periodically at Committee meetings, there will be an opportunity for Committee members to have private communications with each of management, the financial officers, internal audit, and the independent accountants.  As part of its job to foster open communication, the Committee should meet at least annually with the independent accountants in separate executive session to discuss any matters that the Committee or the independent accountants believe should be discussed privately.

Minutes:  The Committee Chair shall appoint an individual to prepare minutes for each meeting.  Draft minutes shall be distributed to Committee members, for approval at the next meeting.  Approved minutes shall be submitted to the Board of Directors for ratification and such minutes shall be retained with the permanent corporate records of the Partnership.

Reporting to the Board:  The Chair or his or her designee will report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

Committee Charter:  Annually, the Committee shall review its Charter and, if appropriate, propose revisions to the Board of Directors for approval.

III.                                 DUTIES AND RESPONSIBILITIES

To fulfill its duties and responsibilities the Committee shall:

Review of Documents and Reports

1.                                       Review with management the Partnership’s annual financial statements and the independent accountants’ opinion with respect to such financial statements.

2.                                       Review with the independent accountants the results of their audit of the annual financial statements, including all matters required to be communicated to audit committees under generally accepted auditing standards.  Such communications should include significant audit adjustments, significant accounting policies and any related changes thereto, management judgments and accounting estimates, disagreements with management, and any other difficulties encountered during their audit.

3.                                       Review the Form 10–Q prior to its filing.

4.                                       Review comments provided by the independent accountants relating to the Partnerships internal controls or other related matters, and management’s response.

5.                                       Review any internal reports (if applicable) to management prepared by internal auditors and management’s response.

Independent Accountants

6.                                       The Committee, having the primary authority and responsibility for the appointment and selection of the independent accountants, shall annually submit its recommendation for the appointment of the independent accountant to the whole Board of Directors for approval.

7.                                       Review the independent accountants’ plan and scope relating to their audit of the annual financial statements.

8.                                       On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Partnership to determine and confirm the accountants’ independence.

Financial Reporting Processes

9.                                       Review with financial management the Partnership’s significant accounting and reporting policies and any changes thereto.

10.                                 Review with financial management the accounting treatment of individual events or transactions that may have a significant impact on financial reporting.

11.                                 Consider, through periodic discussions, the independent accountants’ judgments about the quality and appropriateness of the Partnership’s accounting principles as applied in its financial reporting.

Ethical and Legal Compliance

12.                                 Confirm that management has the proper review system in place to ensure that the Partnership’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

13.                                 Evaluate the need for and related activities (if applicable) of the Partnership’s internal audit activities.  If applicable, review such activities, organizational structure, and qualifications of internal audit resources.

14.                                 Review, with management and Partnership counsel, the Partnership’s policies and procedures to minimize and monitor risks and exposures from noncompliance with laws and regulations.  Specifically consider compliance matters pertaining to corporate securities trading policies.

15.                                 Review, with management and Partnership counsel, the process for determining risks and exposures from litigation, claims and assessments, including counsel’s assessment of specific significant matters.

16.                                 Perform any other activities consistent with this Charter, the Partnership Agreement and governing law, as the Committee or the Board deems necessary or appropriate.